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                                                                 EXHIBIT (11)(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 12, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002, Annual Report to Shareholders of State Street Research Investment Trust (a series of State Street Research Master Investment Trust), which is also incorporated by reference in the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
April 29, 2003